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                                                                  Exhibit (h)(7)

                                  LAUDUS TRUST
                           LAUDUS INSTITUTIONAL TRUST
                              101 MONTGOMERY STREET
                         SAN FRANCISCO, CALIFORNIA 94104

May 21, 2008

State Street Bank and Trust Company
Legal Department, LCC/6
Two Avenue de Lafayette
Boston, MA  02111

RE: Laudus Trust
    Laudus Institutional Trust (the "Trusts")

Ladies and Gentlemen:

Reference is made to the Master Fund Accounting and Services Agreement between us dated as of October 1, 2005 (the "Agreement"). Pursuant to the Agreement, this letter is to provide notice of the creation of the following additional investment funds:

      Laudus Mondrian Global Equity Fund (start date 6/17/08)
      Laudus Mondrian International Equity Fund (start date 6/17/08)

In accordance with Section 11.5, the Additional Funds provision, of the Agreement, we request that you act as Accounting Agent with respect to each additional fund. In connection with such request, the undersigned funds hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4(b) of the aforementioned contract. In connection with such request, the undersigned Trusts hereby confirm to you, as of the date hereof, its representations and warranties set forth in Section 4(b) of the aforementioned contract; except that Section 4(b)(i), is hereby deleted and replaced with the following:

      It is either a business trust, duly organized, existing and in good standing under the laws of Massachusetts, or a statutory trust, duly organized, existing and in good standing under the laws of Delaware;

A current Appendix A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining a copy for your records.


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                                                                  Exhibit (h)(7)

Very truly yours,

LAUDUS TRUST
LAUDUS INSTITUTIONAL TRUST
On behalf of:

      Laudus Mondrian Global Equity Fund
      Laudus Mondrian International Equity Fund

By:      /s/ George Pereira
         ---------------------------
         Name:    George Pereira
         Title:   Treasurer and Principal Financial Officer

Accepted:

State Street Bank and Trust Company

By:      /s/ Joseph L. Hooley
         ---------------------------
         Name:    Joseph L. Hooley
         Title:   President


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                                                                  Exhibit (h)(7)

                                   APPENDIX A
                                       TO
                  MASTER FUND ACCOUNTING AND SERVICES AGREEMENT
                                  MAY 21, 2008

         MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF, IF ANY

LAUDUS TRUST
Laudus Rosenberg International Equity Fund
Laudus Rosenberg International Small Capitalization Fund
Laudus Rosenberg U.S. Discovery Fund
Laudus Rosenberg U.S. Large Capitalization Fund
Laudus Rosenberg U.S. Large Capitalization Growth Fund
Laudus Rosenberg U.S. Large Capitalization Value Fund
Laudus Rosenberg U.S. Small Capitalization Fund
Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund Laudus Rosenberg Value Long/Short Equity Fund
Laudus Rosenberg International Discovery Fund
Laudus Mondrian International Fixed Income Fund
Laudus Mondrian Emerging Markets Fund
LAUDUS MONDRIAN GLOBAL EQUITY FUND
LAUDUS MONDRIAN INTERNATIONAL EQUITY FUND

LAUDUS INSTITUTIONAL TRUST (FORMERLY LAUDUS VARIABLE INSURANCE TRUST) Laudus Mondrian Institutional International Equity Fund
Laudus Mondrian Institutional Emerging Markets Fund